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Exhibit 3.5

AMENDED AND RESTATED

BYLAWS

OF

FTD GROUP, INC.

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ARTICLE V INDEMNIFICATION		13
ARTICLE VI		15
CERTIFICATES OF STOCK		18
Section 1.	CERTIFICATES	15
Section 2.	SIGNATURES ON CERTIFICATES	15
Section 3.	STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES	15
Section 4.	NOTATIONS	16
Section 5.	CONSIDERATION	16
Section 6.	LOST CERTIFICATES	16
Section 7.	TRANSFERS OF STOCK	16
Section 8.	FIXING RECORD DATE	16
Section 9.	REGISTERED STOCKHOLDERS	16
ARTICLE VII GENERAL PROVISIONS		17
Section 1.	DIVIDENDS	17
Section 2.	PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES	17
Section 3.	CONTRACTS AND CHECKS	17
Section 4.	FISCAL YEAR	17
Section 5.	CORPORATE SEAL	17
Section 6.	MANNER OF GIVING NOTICE	17
Section 7.	WAIVER OF NOTICE	17
Section 8.	ANNUAL STATEMENT	17
ARTICLE VIII AMENDMENT		18
Section 1.	AMENDMENT BY DIRECTORS	18

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ARTICLE I
OFFICES

        Section 1.    REGISTERED OFFICE.    The registered office of FTD Group, Inc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at that address is the Corporation Service Company.

        Section 2.    OTHER OFFICES.    The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 1.    PLACE OF MEETINGS.    Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

        Section 2.    ANNUAL MEETING OF STOCKHOLDERS.    The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

        Section 3.    QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF.    Except as otherwise provided by law, by the Second Amended and Restated Certificate of Incorporation (as may be amended, changed, modified, or restated, the "Certificate of Incorporation"), or by these Bylaws, a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business. Notwithstanding the foregoing, a quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 4.    VOTING.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation on the record date set by the Board of Directors as provided in Article VI, Section 8 hereof. All elections shall be had and all questions decided by a plurality vote, except as otherwise expressly provided for herein.

        Section 5.    PROXIES.    At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Unless otherwise provided in the proxy and supported by sufficient interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary of the Corporation or the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed a proxy shall not of itself constitute a revocation. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

        Section 6.    SPECIAL MEETINGS.    Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Board of Directors, a Chairman or Co-Chairman of the Board, the President or the Chief Executive Officer, but such special meetings may not be called by any other person or persons. Such a request shall be accompanied by a written notice that shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 7.    NOTICE OF STOCKHOLDER'S MEETINGS.

          (a)   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such further notice shall be given as may be required by law. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, a Chairman or Co-Chairman of the Board, the President or the Chief Executive Officer. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid thereon, directed to the stockholder at the stockholder's address as it appears on the stock record books of the Corporation.

          (b)   Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

        Section 8.    NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

          (a)   ANNUAL MEETINGS OF STOCKHOLDERS.    (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8.

            (2)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such proposed business, other than the nominations of persons for election to theBoard of Directors, must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of the first annual meeting of stockholders held after the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Corporation to the public, the first anniversary of such annual meeting shall be deemed to be the fourteenth day of November of the following year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, and (2) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the vent that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (y) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (z) otherwise solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

            (3)   Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 8 shall also be considered timely, but only with respect to additional nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          (b)   SPECIAL MEETINGS OF STOCKHOLDERS.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided, that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 8 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting, or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) of the giving of a stockholder's notice as described above.

          (c)   GENERAL.    (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to (A) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(2)(C)(iii) of this Section 8) and (B) if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of the stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

            (2)   For purposes of this Section 8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (3)   Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

            (4)   Meetings of stockholders shall be presided over by any Chairman or Co-Chairman of the Board, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President (if other than the Chief Executive Officer) or in his or her absence, a Vice President in the order provided under Article IV, Section 8 hereof, or in the absence, inability or unwillingness of the foregoing persons, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

        Section 9.    MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the original stock record books shall be the only evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

        Section 10.    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.    Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 10 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder shall be deemed to be written, signed and dated for the purposes of this Section 10, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder and (ii) the date on which such stockholder transmitted such telegram, cablegram or electronic transmission. The date on which the telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper forms shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above.

        Section 11.    INSPECTOR OF ELECTIONS; OPENING AND CLOSING THE POLLS.

          (a)   The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

          (b)   The inspectors shall: (i) ascertain the number of shares of stock outstanding and the voting power of each; (ii) determine the number of shares of stock present in person or by proxy at such meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. No person who is a candidate for an office at an election may serve as an inspector at such election.

          (c)   The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
DIRECTORS

        Section 1.    THE NUMBER OF DIRECTORS.    The number of directors which shall constitute the whole Board of Directors shall be not less than two nor more than ten, and may be changed by an amendment to these Bylaws duly adopted by the Board of Directors or by the stockholders as provided under Article VIII, Section 1 hereof, or by a duly adopted amendment to the Certificate of Incorporation. Unless otherwise determined by such resolution, the Board of Directors shall consist of six directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the actual number of directors shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, a director may be removed from office only for cause and only be the affirmative vote of the holders of a majority of the outstanding stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. A director may resign at any time by filing his or her written resignation with the Secretary of the Corporation

        Section 2.    VACANCIES.    Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

        Section 3.    POWERS.    The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 4.    PLACE OF DIRECTORS' MEETINGS.    The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

        Section 5.    REGULAR MEETINGS.    Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors shall be presided over by a Chairman or Co-Chairman of the Board, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President (if other than the Chief Executive Officer), or in his or her absence, by a Vice President in the order provided under Article IV, Section 8 hereof, or in the absence, inability or unwillingness of the foregoing persons, any director chosen by the directors present shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

        Section 6.    NOTICE.    Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 7 and Section 8 below) shall be given to each director not less than twenty-four hours prior to the meeting by giving oral, telephone or written notice to a director in person, or by telegram, or not less than three (3) days prior to a meeting by delivering or mailing notice to the business address or such other address as a director shall have designated in writing and filed with the Secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the Corporation under the Certificate of Incorporation or these Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting.

        Section 7.    SPECIAL MEETINGS.    Special meetings of the Board of Directors may be called by a Chairman or Co-Chairman of the Board, the Chief Executive Officer, the President or by any two directors of the Board on two (2) days' notice to each director, either personally or by mail or by telegram, unless the Board consists of only one director, in which case, special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner or on like notice on the written request of the sole director.

        Section 8.    QUORUM.    At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

        Section 9.    ACTION WITHOUT MEETING.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

        Section 10.    TELEPHONIC MEETINGS.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

        Section 11.    COMMITTEES OF DIRECTORS.    The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        Section 12.    MINUTES OF COMMITTEE MEETINGS.    Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 13.    COMPENSATION OF DIRECTORS.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 14.    OTHER MATTERS.

          (a)   Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

          (b)   A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization if the material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum.

ARTICLE IV
OFFICERS

        Section 1.    OFFICERS.    The officers of this corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Chairman of the Board shall be chosen from the directors. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

        Section 2.    ELECTION OF OFFICERS.    The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Failure to elect officers shall not dissolve or otherwise affect the Corporation.

        Section 3.    SUBORDINATE OFFICERS.    The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Section 4.    COMPENSATION OF OFFICERS.    The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of such officer's compensation.

        Section 5.    TERM OF OFFICE; REMOVAL AND VACANCIES.    The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or until their death or resignation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

        Section 6.    CHAIRMAN OF THE BOARD.

          (a)   A Chairman or Co-Chairman of the Board, if such an officer or officers be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. A Chairman or Co-Chairman of the Board may in addition be the Chief Executive Officer of the Corporation and have the powers and duties prescribed in Section 7 of this Article.

        Section 7.    PRESIDENT/CHIEF EXECUTIVE OFFICER.    Subject to such supervisory powers, if any, as may be given by the Board of Directors to a Chairman or Co-Chairman of the Board, if there be such an officer, the President and the Chief Executive Officer shall be the chief executive officers of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President and Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments, of every conceivable kind and character whatsoever, necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the President and Chief Executive Officer may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in their place and stead. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of a Chairman or Co-Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President and Chief Executive Officer shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, respectively, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence or disability of the President or Chief Executive Officer, the other person shall perform all the duties of the President or Chief Executive Officer, as applicable, and when so acting shall have all the powers of and be subject to all the restrictions upon the President or Chief Executive Officer. The Corporation may appoint one person with the titles of President and Chief Executive Officer, having all such powers as are described in this Section 7.

        Section 8.    VICE PRESIDENT.    In the absence of the President and Chief Executive Officer, or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impractical to act personally, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

        Section 9.    SECRETARY.    The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. The Secretary shall keep in safe custody the seal, if a seal is used, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the Secretary's signature.

        Section 10.    ASSISTANT SECRETARIES.    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 11.    CHIEF FINANCIAL OFFICER AND TREASURER.

          (a)   The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

  Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Chief Financial Officer's transactions as the Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of the Chief Financial Officer's office and for the restoration to the Corporation, in case of the Chief Financial Officer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Chief Financial Officer's possession or under the Chief Financial Officer's control belonging to the Corporation.

          (b)   The Treasurer, or if there shall be more than one, the Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Treasurer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 12.    OTHER APPOINTMENTS.    Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall, have the power to perform all the duties of the office to which he is so appointed to be an assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

ARTICLE V
INDEMNIFICATION

        (a)   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        (b)   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d)   Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

        (e)   Expenses incurred by a director or officer in defending any civil or criminal, administrative or investigative, action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The Corporation's obligation, if any, to indemnify or to advance expenses to those seeking indemnification or advancement of expenses who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

        (g)   The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

        (h)   For the purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent)

absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person seeking indemnification or advancement of expenses in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI
CERTIFICATES OF STOCK

        Section 1.    CERTIFICATES.    Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, a Chairman, Co-Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or a Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

        Section 2.    SIGNATURES ON CERTIFICATES.    Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        Section 3.    STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.    If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 4.    NOTATIONS.    The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares. Otherwise the restriction is invalid except against those with actual knowledge of the restrictions.

        Section 5.    CONSIDERATION.    The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, consistent with the law of the State of Delaware.

        Section 6.    LOST CERTIFICATES.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 7.    TRANSFERS OF STOCK.    Prior to due presentment of a certificate for shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. Where a transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the shares are presented, both the transferor and the transferee so request.

        Section 8.    FIXING RECORD DATE.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining:

          (a)   stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given; and

          (b)   stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 9.    REGISTERED STOCKHOLDERS.    The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII
GENERAL PROVISIONS

        Section 1.    DIVIDENDS.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

        Section 2.    PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES.    Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

        Section 3.    CONTRACTS AND CHECKS.    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chief Executive Officer, President, a Vice President or the Chief Financial Officer and the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

        Section 4.    FISCAL YEAR.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 5.    CORPORATE SEAL.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 6.    MANNER OF GIVING NOTICE.    Whenever, under the provisions of law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, facsimile transmission or telephone communication.

        Section 7.    WAIVER OF NOTICE.    Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

        Section 8.    ANNUAL STATEMENT.    The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE VIII
AMENDMENT

        Section 1.    AMENDMENT BY DIRECTORS.    These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal these Bylaws. Any action taken or authorized by the Board of Directors, which would be inconsistent with these Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

CERTIFICATE OF SECRETARY

        I, the undersigned, do hereby certify:

        (a)   That I am duly elected and acting Secretary of FTD Group, Inc., a Delaware corporation; and

        (b)   That the foregoing Bylaws constitute the Bylaws of said corporation as duly adopted by the written consent of the Board of Directors of said corporation as of February     , 2005.

        IN WITNESS WHEREOF, I have hereunto subscribed my name as of this      day of February, 2005.

Jon R. Burney, Secretary

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  Exhibit 3.5
AMENDED AND RESTATED BYLAWS OF FTD GROUP, INC.
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CERTIFICATE OF SECRETARY